UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2024 (December 18, 2024)

HEALTHCARE AI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41145	98-1585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

418 Broadway #6434

Albany NY 12207

(Address of principal executive offices, including zip code)

(917) 446-0469

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	HAIUF	OTC Markets Group, Inc.

Class A Ordinary Share, par value $0.0001 per share	HAIAF	OTC Markets Group, Inc.

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	HAIWF	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in a Current Report on Form 8-K filed on August 15, 2024, Healthcare AI Acquisition Corp. (“HAIA” or SPAC”), a Cayman Islands exempted company, Leading Partners Limited, a Cayman Islands exempted company with limited liability (“PubCo,” or the “Combined Company”) and Leading Group Limited, a Cayman Islands exempted company with limited liability (the “Company,” or “Leading Group”)), jointly issued a press release announcing a proposed business combination (the “Proposed Business Combination”) by entering into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, PubCo will form (a) Leadingway Ltd., a Cayman Islands exempted company with limited liability as a direct wholly-owned subsidiary of PubCo (“Merger Sub I”), and (b) HAIAway Ltd,, a Cayman Islands exempted company as a direct wholly-owned subsidiary of PubCo (“Merger Sub II” which, together with PubCo and Merger Sub I, each, individually, referred to as an “Acquisition Entity” and, collectively, the “Acquisition Entities”) whereby: (i) Merger Sub I will merge with and into the Company (the “Company Merger”), the separate existence of Merger Sub I will cease and the Company will be the surviving corporation of the Company Merger and a direct wholly-owned subsidiary of PubCo (the Company is hereinafter referred to for the periods from and after the Company Merger Effective Time (as defined below) as the “Surviving Corporation”), and (ii) following confirmation of the effective filing of the Company Merger but on the same day, Merger Sub II will merge with and into HAIA (the “SPAC Merger” and together with the Company Merger, the “Mergers”), the separate existence of Merger Sub II will cease and HAIA will be the surviving corporation of the SPAC Merger and a direct wholly-owned subsidiary of PubCo.

As previously disclosed, on August 23, 2024, HAIA issued one unsecured promissory note (the “Leading Note”) in an amount of $350,000 to Leading Group for a loan to HAIA for working capital purposes. The Leading Note does not bear interest and matures upon closing of the Business Combination. In the event of a liquidation, all amounts due under the Leading Note shall be repaid in cash. In the event of a Business Combination, the Leading Note may be repaid, at Leading Group’s discretion, (i) in cash or (ii) converted into the PubCo Class A Ordinary Shares, $0.0001 par value per share, at a share price of ten dollars ($10.00) per share.  On November 21, 2024, HAIA issued one unsecured promissory note in an amount of $100,000 to Leading Group for working capital purposes (the “2nd Leading Note”, together with the Leading Note, the “Leading Notes”). The 2nd Leading Note does not bear interest and matures upon closing of the Business Combination. In the event of a liquidation, all amounts due under the 2nd Leading Note shall be repaid in cash. In the event of a Business Combination, the 2nd Leading Note may be repaid, at Leading Group’s discretion, (i) in cash or (ii) converted into PubCo Class A Ordinary Shares, $0.0001 par value per share, at a price of ten dollars ($10.00) per share.

On December 18, 2024, HAIA, Leading Group and Leading Partners entered into an Amended & Restated Promissory Note (the “A&R Leading Note”) whereby the Leading Notes were combined into one note and the repayment terms were amended such that the right to convert the Leading Notes into PubCo Class A Ordinary Shares was eliminated and the A&R Leading Note shall be repaid in cash, due at the time of the Closing of the Business Combination.

The foregoing description of the A&R Leading Note is qualified in its entirety by reference to the full text of the A&R Leading Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit	Description
10.1	Amended and Restated Promissory Note dated December 18, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE AI ACQUISITION CORP.

Dated: December 20, 2024	By:	/s/ Jiande Chen
Name: Jiande Chen
Title: Chief Executive Officer

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